 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2017 (February 23, 2017)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Unsecured Non-Convertible Notes

On February 27, 2017, the Company issued a $400,000 note to one accredited investor in exchange for $400,000 of gross proceeds. This investor note (i) will mature August 27, 2017 and (ii) will bear interest at a rate of 12% per annum. Principal and interest on this note are payable at maturity. This note is not convertible into equity shares of the Company. This note is unsecured.

Sale of Enerplex Intellectual Property Assets

Effective as of February 23, 2017, the Company sold substantially all of its intellectual property (consisting primarily of trademark rights) of its EnerPlex™ consumer brand name to Sun Pleasure Co. Ltd (“SPCL”). SPCL is a Hong Kong based privately held company which has been a primary supplier to, and contract manufacturer for, the Company in its EnerPlex consumer products business. The Company received consideration for the EnerPlex intellectual property assets of (i) a cash payment of $150,000, (ii) settlement of existing amounts due from the Company to SPCL of approximately $1.1 million, and (iii) $100,000 credit to the Company towards the purchase of SPCL products.

As a result of the transfer of the intellectual property related to the EnerPlex brand, the Company will no longer produce or sell EnerPlex-branded consumer products beyond the sell through of the Company’s existing EnerPlex product inventories. The Company retains all intellectual property related to its solar photovoltaic (“PV”) products and business. Following the EnerPlex transfer, the Company will focus on its PV products and business. The Company has agreed to supply PV products to SPCL for incorporation into EnerPlex branded products that may be designed, manufactured and marketed by SPCL in the future.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the second and third paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	$400,000 Note dated February 27, 2017

10.2	Intellectual Property Disposal Agreement dated as of January 25, 2017 and effective February 23, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 1, 2017	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer